SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      November 19, 2004

LEGAL ACCESS TECHNOLOGIES, INC.
---------------------------
(Exact name of registrant as specified in its charter)

NEVADA                                                                                000-19457           87-0473323
(State or other                                              (Commission File Number)                      (IRS Employer
jurisdiction of incorporation)                                                                                         Identification Number)

3275 E. Warm Springs
Las Vegas, Nevada                                                                                                                                                         89120
(Address of principal executive offices)                                                                         (Zip Code)

Registrant’s telephone number, including area code (702) 949-6115

_____________________________                                                         _______________
(Former name or former address,                                                                                                    (Zip Code)
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

None

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

None

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 19, 2004, we appointed Mr. Kurt Bordian to act as our Chief Financial Officer and to serve as a member of our board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws. There is no employment agreement between us and Mr. Bordian at the present time.

Mr. Bordian graduated from the University of Manitoba in 1996 with a Bachelor of Commerce (Honors) Degree. He has worked chiefly in the mineral exploration and oil and gas industries, and since 2000 has held the position of Senior Accountant with three public companies exploring and operating in the Solomon Island, Ghana, Tunisia and Western Canada. Mr. Bordian most recently held the position of Operations Manager for a mineral exploration company, liaising with exploration projects in Western Canada.

Following the appointment of Mr. Bordian, there continue to be no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Mr. Bordian has not had any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction to which we are a party.

SECTION 6 - RESERVED

None

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SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

None

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGAL ACCESS TECHNOLOGIES, INC.

/s/ Kyleen Cane
Kyleen E. Cane
Chief Executive Officer

Date:    November 19, 2004

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